3: Exhibit 99

Exhibit 99.2

Certification of Chief Financial Officer of
Commercial National Financial Corporation

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Commercial National Financial Corporation (the “Corporation”) for the period ending March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Gregg E. Hunter, Chief Financial Officer of the Corporation certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commercial National Financial Corporation.

/s/ Gregg E. Hunter
Gregg E. Hunter
Chief Financial Officer
May 14, 2003